              VOID AFTER 5:00 P.M. NEW YORK TIME, ON JUNE 24, 2001 WARRANT TO PURCHASE 3,000,000 SHARES OF COMMON STOCK


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                   OCTUS, INC.


         This is to Certify That, FOR VALUE RECEIVED, Advanced Technologies International, Ltd., a Bahamian corporation ("ATI") or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Octus, Inc., a California corporation ("Company"), 3,000,000 fully paid, validly issued and nonassessable shares of Common Stock, no par value per share, of the Company ("Common Stock") at a price of $0.43 per share, subject to adjustment as provided herein (as so adjusted from time to time, the "Base Exercise Price"). After June 24, 1997, this Warrant may be exercised with respect to 1,000,000 Warrant Shares at the Base Exercise Price and with respect to 2,000,000 Warrant Shares at the lesser of (i) the Base Exercise Price on June 24, 1997 multiplied by two (2), or (ii) $0.50 (the "First Adjusted Exercise Price"). After June 24, 1998, this Warrant may be exercised with respect to 1,000,000 Warrant Shares at the Base Exercise Price, with respect to 1,000,000 Warrant Shares at the First Adjusted Exercise Price and with respect to 1,000,000 Warrant Shares at the lesser of (i) the Base Exercise Price on June 24, 1998 multiplied by three (3), or (ii) $0.75 (the "Second Adjusted Exercise Price"). The Base Exercise Price, the First Adjusted Exercise Price and the Second Adjusted Exercise Price, as applicable and as adjusted from time to time is hereinafter referred to as the "Exercise Price." The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may


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
be further adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price for a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

    (a)  EXERCISE OF WARRANT

         This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof and until 5:00 p.m. (New York time) June 24, 2001 (the "Exercise Period"); provided, however, that if either such day is a holiday or a day on which banking institutions in the State of New York are authorized by law to close, then 5:00 p.m. (New York time) on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable


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upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder. The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of this Warrant, or the issuance or delivery of any shares of Common Stock upon exercise of this Warrant; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the registered holder of the Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

    (b)  RESERVATION OF SHARES; FULLY PAID AND NON-ASSESSABLE; ETC. The
Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants. Upon such issuance the Warrant Shares shall be fully paid and non-assessable, free and clear of all liens, claims, taxes, encumbrances and charges whatsoever with respect to the issue thereof and free from all preemptive or similar rights.

    (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

         (1) If the Common Stock is listed on a securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market, the current market value shall be the last reported sale price or the average of the means of the last reported bid and asked prices, respectively, of the


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
Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant; or

         (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the average of the means of the last reported bid and asked prices of the Common Stock on the last business day prior to the date of the exercise of this Warrant; or

         (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof determined in accordance with generally accepted accounting principles as at the end of the most recent fiscal quarter of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

    (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer


                                        4
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agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

    (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

    (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal

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the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

         (2) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Subsection (8) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately. After the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or


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warrants been made upon the basis of delivery of only the number of shares of
Common Stock (or securities convertible into Common Stock) actually delivered.

         (3) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (8) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         (4) In case the Company shall issue shares of its Common Stock excluding shares issued (i) in any of the transactions described in Subsection
(1) above, (ii) upon exercise of options granted to the Company's employees under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (4), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof shall not exceed 10% of the Company's Common Stock


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
outstanding at the time of any issuance and provided further that the exercise price per share of such options is not less than the current market price per share of Common Stock (as defined in Subsection (8) below) on the date of grant), (iii) upon exercise of options and warrants outstanding at June 24, 1996, (iv) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) pursuant to the Stock and Warrant Purchase Agreement dated June 24, 1996 between the Company and ATI (the "Stock and Warrant Purchase Agreement"), or (vi) issued in a bona fide public offering pursuant to a firm commitment underwriting where the offering price per share of Common Stock offered is not less than the current market price per share of Common Stock (as defined in Subsection (8) below on the date of such issuance, but only if no adjustment is required pursuant to any other specific subsection of this Section (f) (without regard to Subsection (9) below) with respect to the transaction giving rise to such rights, for a consideration per share (the "Offering Price") less than the current market price per share as defined in Subsection (8) below on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received determined as provided in Subsection
(7) below for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

         (5)  In case the Company shall issue any securities convertible into or


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
exchangeable for its Common Stock (including warrants or options to purchase Common Stock) excluding securities issued in transactions described in Subsections (2) and (3) above for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities determined as provided in Subsection (7) below less than the current market price per share as defined in Subsection (8) below in effect immediately prior to the issuance of such securities, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received determined as provided in Subsection (7) below for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate.

         (6) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1), (2), (3), (4), and (5) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares then issuable upon exercise of this Warrant by the Exercise Price then in effect and dividing the product so obtained by the Exercise Price, as adjusted.

         (7) For purposes of any computation respecting consideration received pursuant to Subsections (4) and (5) above, the following shall apply:

              (A) in the case of the issuance of shares of Common Stock for cash,


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the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

              (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof) on the basis of a record of values of similar property or services; and

              (C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (7).

              (8)  For the purpose of any computation under Subsections (2),
(3), (4) and (5) above, the current market price per share of Common Stock at any date shall be deemed to be the lower of (i) the average of the daily closing prices for 30 consecutive business days before such date or (ii) the closing price on the business day immediately preceding such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the means of the last reported bid and asked prices regular way, in either case on the principal national securities exchange or the Nasdaq Stock Market on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange or market, the average of the highest reported bid and lowest


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reported asked prices of the Common Stock, or if not so available, the fair market price as determined in good faith by the Board of Directors but in no event less then the per share book value of the Company as determined in accordance with generally accepted accounting principles as of the end of the last fiscal quarter prior to such determination.

         (9) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Subsection (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section
(f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including this Warrant).

         (10) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and if requested, information describing the transactions giving rest to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if


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any. In the event the Company does not provide the Holder with such notice and information within 10 days of a request by the Holder, then notwithstanding the provisions of this Section (f), the Exercise Price shall be immediately adjusted to equal the lowest Offering Price, Subscription Price or Conversion Price, as applicable, since the date of this Warrant, and the number of shares issuable upon exercise of this Warrant shall be adjusted accordingly. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

         (11) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (9), inclusive above.

         (12) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

         (13) Notwithstanding the foregoing, in no event shall the Exercise Price be adjusted pursuant to this Section (f) to an amount in excess of the Exercise Price then in effect, except in the case of a reverse-split or other combination of the outstanding shares of Common Stock.


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    (g)  OFFICERS CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

    (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (iv) if action is to be taken by holders of the Company's Common Stock at a meeting or by written consent, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x), (y) or (z) below or, if earlier, the date a notice is sent to the holders of the Company's Common Stock with respect to such


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action, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up or (z) the shareholder action whether at a meeting or by written consent is to take place.

    (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, the Company or such successor, leasing or purchasing entity, as the case may be, shall as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change,


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consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common


                                       14a

Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

    (j) Pursuant to the Stock and Warrant Purchase Agreement, ATI acknowledges and agrees that the Company may require ATI to exercise a certain portion of this Warrant solely in accordance with Section 3.5.2 of the Stock and Warrant Purchase Agreement, to the extent applicable. It is expressly understood that the Company's sole remedy in connection with ATI's breach of this Section
(j) or Section 3.5.2 of the Stock and Warrant Purchase Agreement shall be as set forth in said Section 3.5.2 of the Stock and Warrant Purchase Agreement.

                                            OCTUS, INC.




                                            By: /s/ John C. Belden
                                               ---------------------------------
                                            John C. Belden
                                            President

Dated:   June 24, 1996


Attest:


/s/ Robert Freeman
- - ------------------------------
Robert Freeman
Assistant Secretary


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                                  PURCHASE FORM




                                                       Dated ____________, 19__



         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ________________ shares of Common Stock and hereby makes payment of ______________ in payment of the actual exercise price thereof.

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED,_____________________hereby sells, assigns and transfers unto

Name________________________________________

(Please typewrite or print in block letters)




Address_____________________________________


the right to purchase Common Stock represented by this Warrant to the extent of ___________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.





Date________________________, 19__




Signature___________________________________


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